                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest               JUNE 10, 1999 (JANUARY 7, 1999)
event reported)




                   THE SOURCE INFORMATION MANAGEMENT COMPANY
             (Exact name of Registrant as specified in its charter)



                                    MISSOURI
                 (State or Other Jurisdiction of Incorporation)


        0-26238                                          43-1710906
(Commission File Number)                      (IRS Employer Identification No.)


   11644 LILBURN PARK ROAD, ST. LOUIS, MISSOURI                      63146
     (Address of principal executive offices)                   (Zip Code)


                                 (314) 995-9040
              (Registrant's telephone number, including area code)



                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)

     The Source Information Management Company ("Registrant") hereby files Amendment No. 2 to its Form 8-K filed on January 21, 1999.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

      (a)  Financial Statements of Business Acquired

     (i) Consolidated Financial Statements of U. S. Marketing Services, Inc., together with the related Report of Independent Public Accountants, for the period from March 25, 1998 (inception) through December 31, 1998.

     (ii) Combined Financial Statements of Brand Manufacturing Corp. ("Brand") and TCE Corporation ("TCE"), together with the related Report of Independent Public Accountants, for the period from January 1, 1998 through May 20, 1998.

     (iii) Financial Statements of Brand, together with the related Report of Independent Auditors, for the year ended December 31, 1997.

     (iv) Financial Statements of TCE together with the related Report of Independent Auditors, for the year ended December 31, 1997.

     (b) Pro Forma Financial Information

     (i) Unaudited Pro Forma Combined Condensed Balance Sheet as of October 31, 1998, including notes thereto.

     (ii) Unaudited Pro Forma Combined Condensed Statement of Operations for the nine months ended October 31, 1998 and for the year ended January 31, 1998, including notes thereto.

     (c) Exhibits

     See the Exhibit Index attached hereto and incorporated herein by reference.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of U.S. Marketing Services, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of U.S. Marketing Services, Inc. and Subsidiaries as of December 31, 1998, and the related consolidated statements of operations, capital deficit, and cash flows for the period from March 25, 1998 (inception) through December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of U.S. Marketing Services, Inc. and Subsidiaries as of December 31, 1998, and the results of their operations and their cash flows for the period from March 25, 1998 (inception) through December 31, 1998 in conformity with generally accepted accounting principles.

March 9, 1999

                                                        /s/ BDO Seidman, LLP
                                                                               1

                                                   U.S. MARKETING SERVICES, INC.
                                                                AND SUBSIDIARIES


                                                      CONSOLIDATED BALANCE SHEET


December 31, 1998
-------------------------------------------------------------------------------------
ASSETS (NOTE 7)
CURRENT:
Cash and cash equivalents                                                  $   467,706
Accounts receivable (Note 12)                                                2,588,956
Inventories (Notes 3 and 4)                                                  3,008,670
Deferred finance costs (Note 3)                                                389,907
Prepaid expenses                                                                37,685
Prepaid income taxes                                                           595,184
                                                                           -----------
TOTAL CURRENT ASSETS                                                         7,088,108
PROPERTY AND EQUIPMENT, LESS ACCUMULATED DEPRECIATION AND AMORTIZATION
(NOTES 3 AND 5)                                                                182,375
INTANGIBLE ASSETS, NET (NOTES 3, 6 AND 13)                                  14,121,672
DEPOSITS AND OTHER                                                              82,974
                                                                           -----------
                                                                           $21,475,129
                                                                           -----------
LIABILITIES AND CAPITAL DEFICIT
CURRENT LIABILITIES:
Notes payable - bank (Note 7)                                              $17,500,000
Accounts payable                                                             2,475,751
Accrued expenses and other liabilities                                       1,507,300
Current maturities of long-term debt (Note 13)                                  60,000
Due to retailers                                                             1,141,634
Due to stockholders (Note 9)                                                   575,383
                                                                           -----------
TOTAL CURRENT LIABILITIES                                                   23,260,068
LONG-TERM DEBT, LESS CURRENT MATURITIES (NOTE 13)                              240,000
                                                                           -----------
TOTAL LIABILITIES                                                           23,500,068
                                                                           -----------
MINORITY INTEREST                                                              288,831
COMMITMENTS AND CONTINGENCIES (NOTE 10)
CAPITAL DEFICIT (NOTE 14):
Common stock, $0.001 par value - 100,000,000 authorized; 4,907,500
shares issued and outstanding                                                    4,908
Preferred stock, $0.001 par value - 10,000,000 authorized; no shares
issued or outstanding                                                                -
Additional paid-in capital                                                     127,989
Deficit                                                                     (2,446,667)
                                                                           -----------
TOTAL CAPITAL DEFICIT                                                       (2,313,770)
                                                                           -----------
                                                                           $21,475,129
                                                                           -----------

                    See accompanying notes to consolidated financial statements.

                                                   U.S. MARKETING SERVICES, INC.
                                                                AND SUBSIDIARIES


                                            CONSOLIDATED STATEMENT OF OPERATIONS


Period from March 25, 1998 (inception) through December 31, 1998
--------------------------------------------------------------------------------
NET REVENUES (NOTE 12)                                              $ 7,694,811
COST OF REVENUES                                                      4,643,781
                                                                    -----------
GROSS PROFIT                                                          3,051,030
                                                                    -----------
OPERATING EXPENSES:
Selling                                                                 355,086
General and administrative                                            3,886,988
Amortization expense                                                    481,996
                                                                    -----------
TOTAL OPERATING EXPENSES                                              4,724,070
                                                                    -----------
LOSS FROM OPERATIONS                                                 (1,673,040)
                                                                    -----------
OTHER INCOME (EXPENSES):
Interest expense                                                       (913,271)
Interest income                                                          49,947
                                                                    -----------
TOTAL OTHER EXPENSES                                                   (863,324)
                                                                    -----------
LOSS BEFORE PROVISION FOR INCOME TAXES AND MINORITY INTEREST IN
NET LOSS OF CONSOLIDATED SUBSIDIARIES                                (2,536,364)
PROVISION FOR INCOME TAXES (NOTE 8)                                     160,603
                                                                    -----------
LOSS BEFORE MINORITY INTEREST IN NET LOSS OF CONSOLIDATED
SUBSIDIARIES                                                         (2,696,967)
MINORITY INTEREST IN NET LOSS OF CONSOLIDATED SUBSIDIARIES              250,300
NET LOSS                                                            $(2,446,667)
--------                                                            -----------

                    See accompanying notes to consolidated financial statements.

                                                   U.S. MARKETING SERVICES, INC.
                                                                AND SUBSIDIARIES


                                       CONSOLIDATED STATEMENT OF CAPITAL DEFICIT


Period from March 25, 1998 (inception) through December 31, 1998
--------------------------------------------------------------------------------
                                       Additional
                              Common      paid-in
                               stock      capital      Deficit         Total
--------------------------------------------------------------------------------
BALANCE, MARCH 25, 1998       $    -     $      -    $         -    $         -
Issuance of common stock       4,908      127,989              -        132,897
Net loss                           -            -     (2,446,667)    (2,446,667)
--------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1998    $4,908     $127,989    $(2,446,667)   $(2,313,770)
--------------------------   -------     --------    ------------   ------------

                    See accompanying notes to consolidated financial statements.

                                                   U.S. MARKETING SERVICES, INC.
                                                                AND SUBSIDIARIES


                                            CONSOLIDATED STATEMENT OF CASH FLOWS
                                                                       (NOTE 11)

Period from March 25, 1998 (inception) through December 31, 1998
--------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                           $ (2,446,667)
                                                                   ------------
Adjustments to reconcile net loss to net cash used in
  operating activities:
Depreciation                                                             51,110
Amortization                                                            481,996
Minority interest in net loss of consolidated
  subsidiaries                                                         (250,300)
Decrease (increase) in:
Accounts receivable                                                     266,064
Inventories                                                          (2,164,913)
Prepaid expenses and other current assets                              (282,893)
Deposits and other                                                        8,001
Increase (decrease) in:
Accounts payable and accrued expenses                                 2,540,645
Due to retailers                                                       (606,247)
                                                                   ------------
TOTAL ADJUSTMENTS                                                        43,463
                                                                   ------------
NET CASH USED IN OPERATING ACTIVITIES                                (2,403,204)
                                                                   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures                                                    (31,836)
Business acquisitions, net of cash acquired                         (14,875,234)
-------------------------------------------                        ------------
NET CASH USED IN INVESTING ACTIVITIES                               (14,907,070)
                                                                   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Loan from majority stockholder                                       15,131,911
Repayment of loan from majority stockholder                         (15,131,911)
Issuance of common stock                                                132,897
Proceeds from notes payable - bank                                   18,500,000
Payments on notes payable - bank                                     (1,000,000)
Due to stockholders                                                     575,383
Finance costs                                                          (430,300)
                                                                   ------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                            17,777,980
                                                                   ------------
NET INCREASE IN CASH AND CASH EQUIVALENTS                               467,706
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                -
CASH AND CASH EQUIVALENTS, END OF PERIOD                           $    467,706
----------------------------------------                           ------------

                    See accompanying notes to consolidated financial statements.

                                                   U.S. MARKETING SERVICES, INC.
                                                                AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




 1.  COMPANY STRUCTURE     U.S. Marketing Services, Inc. (the "Parent") was founded in
                           March 1998 to create a nationwide consolidator of marketing service companies. On May 20, 1998, the Parent, through a
                           loan from its majority shareholder, acquired 70% of the
                           voting shares of Brand Manufacturing Corp. ("Brand") and TCE
                           Corporation ("TCE") (collectively, the "Company") in a
                           business combination accounted for as a purchase. The total cost of $15,521,000 to acquire the companies exceeded the
                           fair value of the net assets acquired by approximately
                           $14,300,000, which was recorded as goodwill. USM had no
                           significant activity until May 20, 1998 when it acquired
                           Brand and TCE.

 2.  BUSINESS              Brand designs and manufactures custom-designed product
                           display units that are categorized as front-end
                           merchandisers or point-of-purchase displays, that are used by retailers and consumer product manufacturers nationwide.
                           TCE provides trucking, consulting, and warehousing services exclusively for Brand and its customers.

 3.  SUMMARY OF            Principles of Consolidation
     SIGNIFICANT
     ACCOUNTING POLICIES
                           The consolidated financial statements include the accounts of the Parent and its subsidiaries, Brand and TCE. The
                           results of operations of Brand and TCE are included in the accompanying financial statements as of the date of
                           acquisition. All material intercompany balances and
                           transactions have been eliminated.

                           Revenue Recognition
                           Revenues are recognized as products are shipped to customers.

                           Cash and Cash Equivalents
                           The Company considers all highly liquid debt instruments
                           purchased with a maturity of three months or less to be cash equivalents.

                           Inventories
                           Inventories, consisting of steel and product display units, are stated at the lower of cost or market. Cost is
                           determined by the FIFO (first-in, first-out) method.

                                                   U.S. MARKETING SERVICES, INC.
                                                                AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              Property and Equipment
              Property and equipment, including leasehold improvements, are stated at cost. Depreciation and amortization are computed by the straight-line method over the estimated useful lives of the related assets, which range from five to seven years. Leasehold improvements are amortized over their estimated useful lives or lease terms, whichever is shorter.

              Goodwill, Tradename and Deferred Finance Costs
              Goodwill represents the excess of cost over the fair value of the net assets of companies acquired at the date of acquisition. The balance is being amortized on a straight-line basis over 20 years.
              Tradename is being amortized on a straight-line basis over 20 years. Deferred finance costs are amortized over the term of the related debt.

              Income Taxes
              The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". SFAS No. 109 requires the use of the asset and liability method of accounting for income taxes. Under this method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Under SFAS No. 109, the effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

              Fair Value of Financial Instruments
              The carrying value of financial instruments including cash and cash equivalents, accounts receivable and accounts payable approximate fair value due to the immediate or short-term maturity of these financial instruments. The carrying amount reported for notes payable and long-term debt approximates fair value as the effective rates on the underlying instruments reflect market rates for similar debt.


                                                   U.S. MARKETING SERVICES, INC.
                                                                AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              Credit Risk
              Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable.

              The Company places its cash and short-term cash investments with high credit quality financial institutions which limit the amount of credit exposure. Concentrations of credit risk with respect to trade accounts receivable are limited due to the Company's diverse client base. Losses relating to accounts receivable have historically been minimal; as a result, the Company does not maintain an allowance for potential losses. The Company does not require collateral from its customers. The majority of the inventory at December 31, 1998 is for shipment to one customer in 1999.

              Use of Estimates
              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

              Long-Lived Assets
              Long-lived assets, such as intangible assets and property and equipment, are evaluated for impairment when events or changes in circumstances indicate that the carrying amounts of the assets may not be recoverable through the estimated undiscounted future cash flows from the use of these assets. When any such impairment exists, the related assets will be written down to their fair value. This policy is in accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed Of". No write-downs have been necessary through December 31, 1998.

              New Accounting Standards
              SFAS No. 130, "Reporting Comprehensive Income," was issued in June
              1997. Comprehensive income is defined as net income plus certain items that are recorded directly to shareholders' equity, such as unrealized gains and losses on available-for-sale securities. The
              Company adopted SFAS No. 130 in the first quarter of fiscal
              1998, but had no "other" comprehensive income items for the years presented in the statements of income or accumulated as of the balance sheet date presented.

                                                   U.S. MARKETING SERVICES, INC.
                                                                AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


4.   INVENTORIES           Inventories at December 31, 1998 consist of the following:
                           -----------------------------------------------------
                           Raw materials                              $  358,520
                           Work-in-process                               540,648
                           Finished goods                              2,109,502
                           -----------------------------------------------------
                                                                      $3,008,670
                           -----------------------------------------------------

                                                   U.S. MARKETING SERVICES, INC.
                                                                AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


 5.  PROPERTY AND          Major classes of property and equipment at
     EQUIPMENT             December 31, 1998 consist of the following:
                           -----------------------------------------------------
                           Machinery and equipment                   $    59,533
                           Furniture, fixtures and equipment               7,119
                           Computer equipment                             31,500
                           Leasehold improvements                        135,333
                           -----------------------------------------------------
                                                                         233,485
                           Less:  Accumulated depreciation
                                  and amortization                        51,110
                           -----------------------------------------------------
                           Property and equipment, net               $   182,375
                           -----------------------------------------------------

6.  INTANGIBLE ASSETS      Intangible assets at December 31, 1998 consist of
                           the following:

                           Goodwill                                  $14,263,275
                           Tradename                                     300,000
                           -----------------------------------------------------
                                                                      14,563,275
                           Less:  Accumulated amortization               441,603
                           -----------------------------------------------------
                           Intangible assets, net                    $14,121,672
                           -----------------------------------------------------


7.  NOTES PAYABLE - BANK   The Company has an $18,500,000 credit facility with a
                           bank which expires on July 13, 2003. The facility provides for a term loan in the amount of $15,000,000, which is payable in 20 quarterly installments ranging from $500,000 to $1,000,000, plus interest, through June 30, 2003. The facility also provides for short-term borrowings up to $3,500,000 under a revolving line of credit.
                           Borrowings on the credit facility bear interest at LIBOR plus 2.5% or the prime rate plus 1.5%, at the borrower's option.

                           The borrowing agreement which contains certain restrictions and covenants, as defined, is collateralized by all the assets of the Company and is personally guaranteed by the stockholders.

                                                   U.S. MARKETING SERVICES, INC.
                                                                AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                       In connection with the sale of the Company on January 7, 1999 (see Note 14), all borrowings under the credit facility were repaid through a capital contribution to the Company by the majority stockholders. At such time, the Company wrote off the balance of deferred finance costs in the amount of $389,907 to expense.

8.  INCOME TAXES       Effective May 20, 1998, in connection with the
                       acquisition of Brand and TCE by the Parent, Brand and TCE became C corporations for Federal, state and local income tax purposes.

                       The provisions for income taxes for the period ended December 31, 1998 consist of the following:

                       -----------------------------------------------------
                       Current:
                       Federal                                    $   98,652
                       State                                          61,951
                       -----------------------------------------------------
                                                                  $  160,603
                       -----------------------------------------------------

                       The difference between the Company's effective tax rate for financial statement purposes and the statutory Federal income tax rate for 1998 is primarily due to net operating losses incurred during the period.

                       Deferred tax assets (liabilities) are comprised of the following:

                       December 31, 1998
                       -----------------------------------------------------
                       Deferred tax assets:
                       Depreciation                              $   97,000
                       Inventory capitalization                     120,000
                       Net operating loss carryforward            1,082,000
                       Other                                         24,000
                                                                  1,323,000
                       Deferred tax liabilities:
                       Goodwill amortization                        (48,000)
                       -----------------------------------------------------
                                                                  1,275,000
                       Less:  Valuation allowance                (1,275,000)
                       -----------------------------------------------------
                       Deferred tax asset (liability), net       $        -
                       -----------------------------------------------------

                                                   U.S. MARKETING SERVICES, INC.
                                                                AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         The deferred tax asset is fully offset by a valuation allowance of the same amount due to uncertainty regarding its ultimate utilization.

                         At December 31, 1998, the Parent had net operating loss ("NOL") carryforwards of approximately $1,800,000 expiring through 2018. Brand had NOL carryforwards at December 31, 1998 of approximately $880,000 expiring through 2018.

 9.  RELATED PARTY
     TRANSACTIONS        At December 31, 1998, the Company had balances due to
                         minority stockholders of the Company in the amount of $575,383 arising from the May 20, 1998 acquisition agreement (see Note 1). These balances are non-interest bearing and are payable on demand. The balances were paid in full in January 1999.

10.  COMMITMENTS AND
     CONTINGENCIES       Lease Commitments
                         The Company leases equipment and certain office, plant and warehouse space in New York and New Jersey under non-cancelable operating leases. Certain leases provide for escalations based on increases in the landlord's operating expenses and real estate taxes.

                         Minimum annual lease commitments under noncancelable operating leases at December 31, 1998 are as follows:

                         -----------------------------------------------------
                         1999                                        $435,000
                         2000                                         192,000
                         2001                                           7,000
                         2002                                           5,000
                         -----------------------------------------------------
                                                                     $639,000
                         -----------------------------------------------------

                         Rent expense for the period ended December 31,  1998
                         was approximately $404,000.

                                                   U.S. MARKETING SERVICES, INC.
                                                                AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                    Employment Contracts
                    The Company is obligated under various employment contracts with certain officers and other employees of the Company for salary and other compensation, as well as for providing various benefits. Future minimum annual payments for salaries and other compensation under these contracts are as follows:

                    -----------------------------------------------------
                    1999     $  655,000
                    2000        497,000
                    2001        220,000
                    2002        150,000
                    2003        150,000
                    -----------------------------------------------------
                                                              $1,672,000
                    -----------------------------------------------------

                    Union Contracts
                    At December 31, 1998, approximately 75% of the Company's employees were members of Local 810, affiliated with the International Brotherhood of Teamsters (the "Union"). All non-supervisory plant employees who have met certain criteria are considered members of the Union. The Company is party to a collective bargaining agreement with the Union, which expires on September 30, 1999.


                    Company contributions to the Union funds charged to operations were approximately $254,000 for the period ended December 31, 1998.



                    Under the Multiemployer Pension Plan Amendment Act of 1980, an employer is liable, upon withdrawal from or termination of a multiemployer plan, for its proportionate share of the plan's unfunded vested benefits liability, if any. As of December 31, 1998, no such liability existed. Currently, the Company has no intent of terminating or withdrawing from the plan.



                    Litigation
                    The Company is a party to various litigation matters arising in the ordinary course of business. In the opinion of management, the outcome of these litigation matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

                                                   U.S. MARKETING SERVICES, INC.
                                                                AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


11.  SUPPLEMENTAL          The Company paid income taxes of approximately
     DISCLOSURES OF CASH   $642,000 for the period ended December 31, 1998.
     FLOW INFORMATION      Interest paid amounted to $913,271 for the period
                           ended December 31, 1998.

                           The Company incurred loans in the amount of $300,000 for the acquisition of the tradename of the acquired company (see Note 13).

                           The Parent acquired 70% of the voting shares of Brand and TCE for $15,521,000. In conjunction with the acquisition, liabilities were assumed as follows:

                           -----------------------------------------------------
                           Fair value of assets purchased          $ 18,711,000
                           Cash paid for the capital stock          (15,521,000)
                           -----------------------------------------------------
                           Liabilities assumed                     $  3,190,000
                           -----------------------------------------------------

12.  MAJOR CUSTOMERS AND   For the period ended December 31, 1998, three
     CONCENTRATION OF      customers accounted for approximately 34% of net
     CREDIT RISK           revenues. In addition, three customers accounted for
                           approximately 44% of accounts receivable at December
                           31, 1998.

13.  ACQUISITION           On November 19, 1998, the Company acquired the
                           tradename of a company that performs services for
                           Brand. The purchase price of $300,000 will be paid in
                           equal annual installments over 5 years starting
                           November 1999. The balance is included in intangible
                           assets and is being amortized over five years. In
                           connection with the acquisition, the Company entered
                           into employment contracts with the former owners of
                           the acquired company (see Notes 6 and 10).

                                                   U.S. MARKETING SERVICES, INC.
                                                                AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14.  SUBSEQUENT EVENT    On January 7, 1999, the Parent entered into an
                         agreement and plan of merger (the "Merger") with Source
                         Information Management Company ("Source"), pursuant to
                         which the Parent and its subsidiaries were merged with
                         and into Source, and became a wholly-owned subsidiary
                         of Source. In connection with the Merger, all of the
                         capital stock of the Parent was exchanged for 3,400,000
                         shares of the capital stock of Source. On January 7,
                         1999, prior to entering into the Merger, the majority
                         stockholder of the Parent purchased the remaining
                         outstanding minority interest in Brand and TCE, so that
                         the Parent owned 100% of the stock of Brand and TCE at
                         the closing.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Brand Manufacturing Corp. and TCE Corporation

We have audited the accompanying combined balance sheet of Brand Manufacturing Corp. and TCE Corporation as of May 20, 1998, and the related combined statements of income, stockholders' equity, and cash flows for the period from January 1, 1998 through May 20, 1998. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Brand Manufacturing Corp. and TCE Corporation as of May 20, 1998, and the results of their operations and their cash flows for the period from January 1, 1998 through May 20, 1998 in conformity with generally accepted accounting principles.

March 9, 1999

                                                       /s/ BDO Seidman, LLP
                                                                               1

                                                       BRAND MANUFACTURING CORP.
                                                             AND TCE CORPORATION

                                                          COMBINED BALANCE SHEET

May 20, 1998
--------------------------------------------------------------------------------
ASSETS (NOTE 2)
CURRENT:
Cash and cash equivalents                                             $  646,013
Accounts receivable (Note 8)                                           2,855,020
Inventories (Note 3)                                                     843,757
Refundable income taxes                                                  103,349
Prepaid expenses and other current assets                                246,627
                                                                      ----------
TOTAL CURRENT ASSETS                                                   4,694,766
PROPERTY AND EQUIPMENT, LESS ACCUMULATED DEPRECIATION AND
AMORTIZATION (NOTE 4)                                                    194,897
OTHER ASSETS                                                              90,975
                                                                      ----------
                                                                      $4,980,638
                                                                      ----------
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable                                                      $  971,144
Accrued expenses and other liabilities                                   455,208
Due to retailers                                                       1,747,881
Income taxes payable                                                      16,054
                                                                      ----------
TOTAL CURRENT LIABILITIES                                              3,190,287
                                                                      ----------
COMMITMENTS AND CONTINGENCIES (NOTES 6 AND 10)
STOCKHOLDERS' EQUITY (NOTE 9):
Common stock (Note 5)                                                      7,375
Retained earnings                                                      1,782,976
                                                                      ----------
TOTAL STOCKHOLDERS' EQUITY                                             1,790,351
                                                                      ----------
                                                                      $4,980,638
                                                                      ----------

                        See accompanying notes to combined financial statements.

                                                       BRAND MANUFACTURING CORP.
                                                             AND TCE CORPORATION

                                                    COMBINED STATEMENT OF INCOME

Period from January 1, 1998 through May 20, 1998
--------------------------------------------------------------------------------
NET REVENUES (NOTE 8)                                                $6,078,934
COST OF REVENUES                                                      3,589,239
                                                                     ----------
GROSS PROFIT                                                          2,489,695
                                                                     ----------
OPERATING EXPENSES:
Selling                                                                 205,223
General and administrative                                            1,413,556
                                                                     ----------
TOTAL OPERATING EXPENSES                                              1,618,779
                                                                     ----------
INCOME FROM OPERATIONS                                                  870,916
                                                                     ----------
OTHER INCOME (EXPENSES):
Interest expense                                                         (3,994)
Interest income                                                          13,686
Other                                                                    14,332
                                                                     ----------
TOTAL OTHER INCOME                                                       24,024
                                                                     ----------
INCOME BEFORE PROVISION FOR INCOME TAXES                                894,940
PROVISION FOR INCOME TAXES                                               36,500
                                                                     ----------
NET INCOME                                                           $  858,440
----------                                                           ----------

                        See accompanying notes to combined financial statements.

                                                       BRAND MANUFACTURING CORP.
                                                             AND TCE CORPORATION

                                      COMBINED STATEMENT OF STOCKHOLDERS' EQUITY


Period from January 1, 1998 through May 20, 1998
--------------------------------------------------------------------------------
                              Additional
                     Common    paid-in       Retained     Treasury
                     stock     capital       earnings      stock       Total
--------------------------------------------------------------------------------
BALANCE, JANUARY 1,
 1998                $11,767   $100,000     $3,359,113   $(690,024)  $2,780,856
Retirement of
 common stock         (4,392)  (100,000)      (585,632)    690,024            -
S corporation
distributions              -          -     (1,848,945)          -   (1,848,945)
Net income                 -          -        858,440           -      858,440
----------           -------   ---------   -----------   ---------   -----------
BALANCE, MAY 20,
 1998                $ 7,375   $      -    $ 1,782,976   $       -   $1,790,351
--------------------------------------------------------------------------------

                        See accompanying notes to combined financial statements.

                                                       BRAND MANUFACTURING CORP.
                                                             AND TCE CORPORATION

                                                COMBINED STATEMENT OF CASH FLOWS
                                                                        (NOTE 7)

Period from January 1, 1998 through May 20, 1998
--------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                           $  858,440
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation                                                             13,579
Decrease (increase) in:
Accounts receivable                                                     (63,120)
Inventories                                                            (178,679)
Prepaid expenses and other current assets                               131,146
Prepaid income taxes                                                   (103,349)
Other assets                                                            (17,000)
Increase (decrease) in:
Accounts payable                                                       (537,907)
Accrued expenses and other liabilities                                 (218,263)
Due to retailers                                                      1,623,578
Income taxes payable                                                     (9,946)
                                                                     ----------
TOTAL ADJUSTMENTS                                                       640,039
                                                                     ----------
NET CASH PROVIDED BY OPERATING ACTIVITIES                             1,498,479
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment                                     (14,371)
CASH FLOWS FROM FINANCING ACTIVITIES:
S corporation distributions                                          (1,848,945)
                                                                     ----------
NET DECREASE IN CASH AND CASH EQUIVALENTS                              (364,837)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                        1,010,850
                                                                     ----------
CASH AND CASH EQUIVALENTS, END OF PERIOD                             $  646,013
----------------------------------------                             ----------

                        See accompanying notes to combined financial statements.

                                                       BRAND MANUFACTURING CORP.
                                                             AND TCE CORPORATION

                                          NOTES TO COMBINED FINANCIAL STATEMENTS



1.  BUSINESS AND         Brand Manufacturing Corp. ("Brand") designs and
    ORGANIZATION         manufactures custom-designed product display units that
                         are categorized as front-end merchandisers or
                         point-of-purchase displays, that are used by retailers
                         and consumer product manufacturers nationwide.

                         TCE Corporation ("TCE") provides trucking, consulting, and warehousing services exclusively for Brand and its customers.

2.  SUMMARY OF           Principles of Combination
    SIGNIFICANT          The combined financial statements include the accounts
    ACCOUNTING POLICIES  of Brand and TCE (collectively, the "Company"). The combined companies are related through common ownership
                         and control. The results of operations of Brand and TCE
                         are included in the accompanying financial statements
                         as of the date of acquisition. All material
                         intercompany balances and transactions are eliminated
                         in combination.

                         Revenue Recognition
                         Revenues are recognized as products are shipped to customers. Cash and Cash Equivalents The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

                         Inventories
                         Inventories, consisting of steel and product display units, are stated at the lower of cost or market. Cost is determined by the FIFO (first-in, first-out) method.

                         Property and Equipment
                         Property and equipment, including leasehold improvements, are stated at cost. Depreciation and amortization are computed by the straight-line method over the estimated useful lives of the related assets, which range from five to seven years. Leasehold improvements are amortized over their estimated useful lives or lease terms, whichever is shorter.


                                                       BRAND MANUFACTURING CORP.
                                                             AND TCE CORPORATION

                                          NOTES TO COMBINED FINANCIAL STATEMENTS

                    Income Taxes
                    The Company, with the consent of its stockholders, has elected to be taxed as an S corporation under the provisions of the Internal Revenue Code and the States of New York and New Jersey tax laws. Under these provisions, the stockholders are taxed on their proportionate shares of the Company's taxable income on their individual tax returns.
                    Certain states impose a corporate level tax based upon the differential between the corporate and individual tax rates.
                    The financial statements include a provision for these taxes, as well as New York City income taxes.

                    As a result of the acquisition of the companies on May 20, 1998 (see Note 9), the companies' S corporation status was terminated and both Brand and TCE became C corporations for Federal, state and local income tax purposes.

                    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No.
                    109, "Accounting for Income Taxes". SFAS No. 109 requires the use of the asset and liability method of accounting for income taxes. Under this method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Under SFAS No. 109, the effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. Any deferred income tax liability (asset) resulting from temporary differences is considered immaterial and, as a result, no deferred tax provision has been provided for at May 20, 1998.

                    Fair Value of Financial Instruments
                    The carrying value of financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and other liabilities, due to retailers and loans payable to stockholders approximate fair value due to the immediate or short-term maturity of these financial instruments.

                                                       BRAND MANUFACTURING CORP.
                                                             AND TCE CORPORATION

                                          NOTES TO COMBINED FINANCIAL STATEMENTS

                    Credit Risk
                    Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable.

                    The Company places its cash and short-term cash investments with high credit quality financial institutions which limit the amount of credit exposure.

                    Concentrations of credit risk with respect to trade accounts receivable are limited due to the Company's diverse client base. Losses relating to the accounts receivable have historically been minimal. As a result, the Company does not maintain an allowance for potential losses. The Company does not require collateral from its customers.

                    Use of Estimates
                    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                    Long-Lived Assets
                    Long-lived assets, such as intangible assets and property and equipment, are evaluated for impairment when events or changes in circumstances indicate that the carrying amounts of the assets may not be recoverable through the estimated undiscounted future cash flows from the use of these assets.
                    When any such impairment exists, the related assets will be written down to their fair value. This policy is in accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed Of ". No write-downs have been necessary through May 20, 1998.



                    New Accounting Standard

                    SFAS No. 130, "Report Comprehensive Income," was issued in June 1997. Comprehensive income is defined as net income plus certain items that are recorded directly to shareholders equity, such as unrealized gains and losses on available-for-sale securities. Components of the Company's comprehensive income will be included in a financial statement that has the same prominence as other financial statements starting in the first quarter of fiscal 1999. SFAS No. 130's disclosure requirements will have no impact on the Company's financial condition or results of operations.

                                                       BRAND MANUFACTURING CORP.
                                                             AND TCE CORPORATION

                                          NOTES TO COMBINED FINANCIAL STATEMENTS

                    Effect of New Accounting Pronouncements
                    In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income" which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments required to be recognized under current accounting standards as components of comprehensive income and be reported in a financial statement that is displayed with the same prominence as other financial statements.

                    SFAS No. 130 is effective for financial statements for periods beginning after December 15, 1997 and requires comparative information for earlier years to be restated.
                    Management does not expect implementation of this standard will have a material impact on its financial statement disclosures.

3.  INVENTORIES     Inventories at May 20, 1998 consist of the following:

                    -----------------------------------------------------
                    Raw materials                               $ 162,890
                    Work-in-process                               357,467
                    Finished goods                                323,400
                    -----------------------------------------------------
                                                                $ 843,757
                    -----------------------------------------------------

4.  PROPERTY AND    Major classes of property and equipment at May 20, 1998
    EQUIPMENT       consist of the following:

                    -----------------------------------------------------
                    Machinery and equipment                     $ 980,800
                    Furniture, fixtures and equipment             129,826
                    Computer equipment                            155,856
                    Leasehold improvements                        117,640
                    -----------------------------------------------------
                                                                1,384,122

                    Less:  Accumulated depreciation
                           and amortization                     1,189,225
                    -----------------------------------------------------
                    Property and equipment, net                 $ 194,897
                    -----------------------------------------------------

                                                       BRAND MANUFACTURING CORP.
                                                             AND TCE CORPORATION

                                          NOTES TO COMBINED FINANCIAL STATEMENTS

 5.  COMMON STOCK          Common stock (no par value) at May 20, 1998 consists
                           of the following:

                                                    Brand      TCE      Total
                           -----------------------------------------------------
                           Shares authorized        320         200     520
                           Shares issued and
                           outstanding              100         125     225
                           Common stock value    $7,292         $83  $7,375
                           -----------------------------------------------------

 6.  COMMITMENTS AND       Lease Commitments
     CONTINGENCIES         The Company leases equipment and certain office,
                           plant and warehouse space in New York and New Jersey
                           under non-cancelable operating leases. Certain leases
                           provide for escalations based on increases in the
                           landlord's operating expenses and real estate taxes.

                           Minimum annual lease commitments under noncancelable operating leases at May 20, 1998 are as follows:

                           -----------------------------------------------------
                           1999                                         $447,000
                           2000                                          426,000
                           2001                                           17,000
                           2002                                            7,000
                           2003                                            2,000
                           -----------------------------------------------------
                                                                        $899,000
                           -----------------------------------------------------

                           Rent expense for the period ended May 20, 1998 was approximately $283,000.

                           Employment Contracts
                           The Company is obligated under various employment contracts with certain officers and other employees of the Company for salary and other compensation, as well as for providing various benefits. Future minimum annual payments for salaries and other compensation under these contracts are as follows:

                                                       BRAND MANUFACTURING CORP.
                                                             AND TCE CORPORATION

                                          NOTES TO COMBINED FINANCIAL STATEMENTS

                           -----------------------------------------------------
                           1999                                       $  465,000
                           2000                                          647,000
                           2001                                          365,000
                           2002                                          160,000
                           2003                                          150,000
                           Thereafter                                     87,000
                           -----------------------------------------------------
                                                                      $1,874,000
                           -----------------------------------------------------

                           Union Contracts
                           At May 20, 1998, approximately 75% of the Company's employees were members of Local 810, affiliated with the International
                           Brotherhood of Teamsters (the "Union"). All non-supervisory plant employees who have met certain criteria are considered members of the Union. The Company is party to a collective bargaining agreement with the Union, which is for three years and expires on September 30, 1999.

                           Company contributions to the Union funds charged to operations were approximately $155,000 for the period ended May 20, 1998.


                           Under the Multiemployer Pension Plan Amendment Act of 1980, an
                           employer is liable, upon withdrawal from or termination of a multiemployer plan, for its proportionate share of the plan's unfunded vested benefits liability, if any.  As of May 20, 1998, no such liability existed.  Currently, the Company has no intent of terminating or withdrawing from the Plan.



                           Litigation
                           The Company is a party to various litigation matters arising in the ordinary course of business. In the opinion of management, the outcome of these litigation matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.


 7.  SUPPLEMENTAL          The Company paid income taxes of approximately $600 for the
     DISCLOSURES OF CASH   period ended May 20, 1998. Interest paid amounted to $3,994 for
     FLOW INFORMATION      the period ended May 20, 1998.

                           The Company retired common stock in the amount of $690,024.

                                                      BRAND MANUFACTURING CORP.
                                                             AND TCE CORPORATION

                                          NOTES TO COMBINED FINANCIAL STATEMENTS

8. MAJOR CUSTOMERS

   AND CONCENTRATION     For the period ended May 20, 1998, three customers
   OF CREDIT RISK        accounted for approximately 53% of net revenues. In
                         addition, three customers accounted for approximately
                         50% of accounts receivable at May 20, 1998.


9. SUBSEQUENT EVENTS     (a) On May 20, 1998, U.S. Marketing Services, Inc. (the
                         "Parent") acquired 70% of the voting shares of the
                         Company in a business combination accounted for as a
                         purchase. The total cost to acquire the Company
                         exceeded the fair value of the net assets acquired by
                         approximately $14,300,000, which was recorded as
                         goodwill. It will be amortized over a 20 year period.

                         (b) On November 19, 1998, the Company acquired the assets and trade name of a company that performs services for Brand. The purchase price of $300,000 will be paid in equal annual installments over five years.
                         The balance is included in intangible assets and is being amortized over five years. In connection with the acquisition and as part of the purchase price, the Company entered into employment contracts with the former owners of the acquired company (see Note 6).

                         (c) On January 7, 1999, the Parent entered into an agreement and plan of merger (the "Merger") with Source
                         Information Management Company ("Source"), pursuant to which the Parent and its subsidiaries were merged with and into Source, and became a wholly-owned subsidiary of Source. In connection with the Merger, all of the capital stock of the Parent was exchanged for 3,400,000 shares of the capital stock of Source. On January 7, 1999, prior to entering into the Merger, the majority stockholder of the Parent purchased the remaining outstanding minority interest in Brand and TCE, so that the Parent owned 100% of the stock of Brand and TCE at the closing.

                                                       BRAND MANUFACTURING CORP.
                                                             AND TCE CORPORATION

                                          NOTES TO COMBINED FINANCIAL STATEMENTS

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Brand Manufacturing Corp.

  We have audited the accompanying balance sheet of Brand Manufacturing Corp. as of December 31, 1997 and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Brand Manufacturing Corp. at December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                          /s/ Ernst & Young LLP
Vienna, Virginia
April 17, 1998

                           BRAND MANUFACTURING CORP.

                                 BALANCE SHEET

                                                                   DECEMBER 31,
                                                                       1997
                                                                   ------------
                  ASSETS
Current assets:
  Cash and cash equivalents.....................................     $  864,910
  Accounts receivable...........................................      2,876,911
  Inventory.....................................................        665,078
  Prepaid expenses and other current assets.....................         54,619
  Refundable income taxes.......................................        134,069
                                                                     ----------
    Total current assets........................................      4,595,587
Property and equipment, net.....................................        178,434
Cash surrender value of officers' life insurance................        155,945
Other assets....................................................         68,434
                                                                     ----------
    Total assets................................................     $4,998,400
                                                                     ==========
   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..............................................     $1,502,125
  Accrued expenses..............................................        584,571
  Due to affiliate..............................................        591,135
  Deferred revenue..............................................        124,303
  Income tax payable............................................             --
  Distributions payable to stockholders.........................             --
  Payable to related party......................................         88,900
                                                                     ----------
    Total current liabilities...................................      2,891,034
Payable to related party, less current portion..................             --
Stockholders' equity:
  Common stock, no par value; 320 shares authorized, 160 shares
  issued and outstanding........................................        111,667
  Retained earnings.............................................      2,665,723
  Less: treasury stock, at cost; 60 shares......................       (670,024)
                                                                     ----------
    Total stockholders' equity..................................      2,107,366
                                                                     ----------
    Total liabilities and stockholders' equity..................     $4,998,400
                                                                     ==========

                            See accompanying notes.

                           BRAND MANUFACTURING CORP.

                            STATEMENTS OF OPERATIONS

                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                                       1997
                                                                   ------------

Net revenues....................................................    $17,457,498
Cost of revenues................................................     10,812,877
                                                                    -----------
  Gross profit..................................................      6,644,621
Operating expenses:
  Selling, general and administrative expenses..................      4,979,592
                                                                    -----------
Operating income................................................      1,665,029
Other income (expense):
  Other income..................................................         69,133
  Interest income...............................................         27,780
  Interest (expense)............................................        (23,227)
                                                                    -----------
                                                                         73,686
Income before income tax provision..............................      1,738,715
  Income tax provision..........................................         72,993
                                                                    -----------
Net income......................................................    $ 1,665,722
                                                                    ===========
Unaudited pro forma information:
  Net income before income tax provision........................    $ 1,738,715
  Pro forma income tax provision................................        683,495
                                                                    -----------
  Pro forma net income (see Note 2).............................    $ 1,055,220
                                                                    ===========


                            See accompanying notes.

                           BRAND MANUFACTURING CORP.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                          COMMON STOCK    TREASURY STOCK                    TOTAL
                         --------------- ----------------   RETAINED    STOCKHOLDERS'
                         SHARES  AMOUNT  SHARES  AMOUNT     EARNINGS       EQUITY
                         ------ -------- ------ ---------  -----------  -------------
Balance at December 31,
 1996...................  160    111,667  (60)   (670,024)   2,693,052     2,134,695
  Net income............  --         --   --          --     1,665,722     1,665,722
  Distributions.........  --         --   --          --    (1,693,051)   (1,693,051)
                          ---   --------  ---   ---------  -----------   -----------
Balance at December 31,
 1997...................  160    111,667  (60)   (670,024)   2,665,723     2,107,366
                          ===   ========  ===   =========  ===========   ===========


                            See accompanying notes.

                           BRAND MANUFACTURING CORP.

                            STATEMENTS OF CASH FLOWS


                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                                       1997
                                                                   ------------

OPERATING ACTIVITIES
Net income........................................................  $ 1,665,722
Adjustments to reconcile net income to net cash provided by
 (used in) operating activities:
  Loss on disposal of property and equipment......................       10,340
  Depreciation and amortization...................................       60,047
  Cash surrender value of officers' life insurance................      (32,076)
  Changes in operating assets and liabilities:
    Accounts receivable...........................................     (959,215)
    Inventory.....................................................     (231,870)
    Prepaid expenses and other current assets.....................      (16,547)
    Refundable income taxes.......................................     (134,069)
    Other assets..................................................           --
    Accounts payable..............................................      720,604
    Accrued expenses..............................................      (29,357)
    Due to affiliate..............................................      302,881
    Deferred revenue..............................................     (888,108)
    Income tax payable............................................      (46,347)
                                                                    -----------
Net cash provided by (used in) operating activities...............      422,005
INVESTING ACTIVITIES
Purchases of property and equipment...............................      (33,574)
Proceeds from the sale of property and equipment..................       14,000
                                                                    -----------
Net cash used in  investing activities............................      (19,574)
FINANCING ACTIVITIES
Payment of bank loan..............................................           --
Payment of note payable to stockholders...........................           --
Proceeds from note payable to stockholders........................           --
Loan from officers' life insurance................................        3,895
Payment of payable to related party...............................     (134,400)
Distributions to stockholders.....................................   (1,693,051)
                                                                     -----------
Net cash used in financing activities.............................   (1,823,556)
                                                                     -----------
Net increase (decrease) in cash and cash equivalents..............   (1,421,125)
Cash and cash equivalents at  beginning of year...................    2,286,035
                                                                    -----------
Cash and cash equivalents at end of year..........................  $   864,910
                                                                    ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Non-cash transaction:
Distributions payable to stockholders.............................  $        --
                                                                    ===========
Interest paid.....................................................  $    23,227
                                                                    ===========
Income taxes paid.................................................  $   220,683
                                                                    ===========


                            See accompanying notes.

                           BRAND MANUFACTURING CORP.

                       NOTES TO THE FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

1. BUSINESS AND ORGANIZATION

  Brand Manufacturing Corp. ("Brand" or the "Company"), incorporated in New York in 1956, designs and manufactures custom in-store merchandising units and point-of-purchase displays for a wide range of retail store chains and product manufacturers. For many of its retail store clients, Brand also involves the retailers' suppliers and coordinates the collection of payments on these invoices.

  The Company is operated under common ownership with T.C.E. Corporation ("TCE"), an affiliated company incorporated in Delaware in 1978. TCE provides trucking services to the Company's customers and consulting services and warehousing space to the Company.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Revenue Recognition

  The Company generally recognizes revenues as products are shipped to customers, assuming that collection of the receivable is probable and the Company has no significant remaining obligations. When the Company receives payment in advance of shipment, the Company records the amount as deferred revenue and recognizes the amount as revenues when the above revenue recognition criteria have been met.

 Advertising Costs

  Advertising costs are expensed when incurred. Advertising costs for the year ended December 31, 1997 were approximately $6,000.

 Cash and Cash Equivalents

  The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

 Inventory

  Inventory is stated at the lower of cost (first-in, first-out method) or market.

 Property and Equipment

  Property and equipment, including leasehold improvements, are stated at cost. Depreciation and amortization is calculated on a straight-line basis over estimated useful lives of the related assets, which range from five to seven years. Leasehold improvements are amortized over the shorter of their estimated useful lives or lease term, using the straight-line method.

 Impairment of Long-Lived Assets

  The Company reviews the recoverability of long-lived assets, whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable, in accordance with criteria established by Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets". A loss is recognized for the difference between the carrying amount and the estimated fair value of the asset. The Company made no adjustment to the carrying values of the assets during the year ended December 31, 1997.

                           BRAND MANUFACTURING CORP.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 Fair Value of Financial Instruments

  At December 31, 1997, the fair value of the Company's cash and cash equivalents, accounts receivable, and accounts payable approximates carrying amounts due to the short-term maturities of such instruments. The carrying amount of the payable to the related party approximates fair value since the current effective rate reflects the market rate for debt with similar terms and remaining maturities.

 Concentration of Credit Risk and Other Risks

  Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company places its cash and cash equivalents with high credit quality financial institutions and investment grade short-term investments, which limit the amount of credit exposure.

  For accounts receivable, the Company does not require collateral, however consistent with management's expectations, losses have historically been minimal due to the Company's diverse customer base. Therefore, the Company does not maintain an allowance for losses.

  Two customers approximated 22% of net revenues for the years ended December 31, 1997. Additionally, three customers approximated 62% of accounts receivable at December 31, 1997.

  At December 31, 1997, the Company maintained approximately $1,008,000, in an account with a bank that was not insured by the Federal Deposit Insurance Corporation.

  At December 31, 1997, 85% of the Company's labor force was subject to collective bargaining agreements ("CBA"). The CBA expires in September 1999.

 Income Taxes

  Historically, the Company has elected, by the consent of its stockholders, to be taxed under the provisions of Subchapter S of the Internal Revenue Code (the "Code"). Under the provisions of the Code, the stockholders include the Company's corporate income in their personal income tax returns. Accordingly, the Company was not subject to federal corporate income tax during the period for which it was an S Corporation. Certain states, in which the Company does business, do not accept certain provisions under Subchapter S of the Code, and as a result, income taxes in these states are a direct responsibility of the Company.

  The unaudited pro forma income tax information included in the statements of operations is presented in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as if the Company had been subject to federal and certain state income taxes for the year ended December 31, 1997.

 Use of Estimates

  The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                           BRAND MANUFACTURING CORP.

3. INVENTORY

   Inventory consists of the following:

                                                                    DECEMBER 31,
                                                                        1997
                                                                    ------------
   Raw materials................................................      $364,467
   Work-in-process..............................................       252,592
   Finished goods...............................................        48,019
                                                                      --------
                                                                      $665,078
                                                                      ========

4. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following:

                                                                    DECEMBER 31,
                                                                        1997
                                                                    ------------
   Machinery and equipment......................................     $ 960,461
   Furniture and equipment......................................       283,179
   Leasehold improvements.......................................       110,440
                                                                     ---------
                                                                     1,354,080
   Less accumulated depreciation and amortization...............     1,175,646
                                                                     ---------
                                                                     $ 178,434
                                                                     =========

5. RELATED PARTY TRANSACTIONS

 Due to Affiliate

  The Company collects trucking service fees from its customers for trucking services provided by its affiliated company, TCE. The Company remits the amounts collected to TCE. TCE also provides consulting and warehousing services to the Company. Expenses for these services were approximately $571,500 for the year ended December 31, 1997. At December 31, 1997, the Company owed the affiliate approximately $591,100. The due to affiliate account is settled periodically and is classified as a current liability. There are no terms of settlement or interest expense associated with the account.

 Payable to Related Party

  At December 31, 1997, the Company had an amount payable due to a former stockholder of approximately $88,900. Although no formal note exists, the Company effectively pays interest at 9% per annum and pays principal and interest payable monthly. The balance is payable on demand.

                           BRAND MANUFACTURING CORP.

6. COMMITMENTS AND CONTINGENCIES

 Lease Commitments

   The Company leases equipment and certain office, plant and warehouse space in New York under non-cancelable operating lease agreements. Certain leases contain escalation clauses and require the Company to pay its share of any increases in operating expenses and real estate taxes. Rent expense was approximately $414,000 for the year ended December 31, 1997. At December 31, 1997, future minimum commitments under non-cancelable operating lease arrangements are as follows:

   1998.............................................................. $  452,033
   1999..............................................................    434,982
   2000..............................................................    192,430
   2001..............................................................      7,261
   2002..............................................................      4,697
                                                                      ----------
                                                                      $1,091,403
                                                                      ==========

 Employee Contracts

  The Company entered into employment contracts with key employees. At December 31, 1997, future minimum annual payments for salaries are approximated as follows:

   1998................................................................ $303,333
   1999................................................................  146,000
   2000................................................................   43,595
                                                                        --------
                                                                        $492,928
                                                                        ========

 Collective Bargaining Agreement

  In October 1996, the Company entered into a three year collective bargaining agreement with Local 810, affiliated with the International Brotherhood of Teamsters (the "Union"). All of the Company's non-supervisory plant employees who have met the Union's criteria are considered members of Local 810. The collective bargaining agreement calls for the Company to provide stipulated amounts per employee to the Union's defined benefit pension fund and health and welfare fund (the "Plan"). Expenses related to a previously terminated agreement and the current agreement described above were approximately $429,000 for the year ended December 31, 1997.

  Under the Multiemployer Pension Plan Amendment Act of 1980, an employer is liable, upon withdrawal from or termination of a multiemployer plan, for its proportionate share of the plan's unfunded vested benefits liability, if any. As of December 31, 1997, no such liability existed. Currently, the Company has no intent of terminating or withdrawing from the Plan.

 Legal Matters

  The Company is a party to various legal actions and administrative proceedings arising in the normal course of business. In the opinion of the Company's management, dispositions of these matters are not anticipated to have a material adverse effect on the financial position, results of operations or cash flows of the Company.

                           BRAND MANUFACTURING CORP.

7. EVENTS (UNAUDITED) SUBSEQUENT TO DATE OF INDEPENDENT AUDITORS' REPORT

  On May 20, 1998, U.S. Marketing Services, Inc. ("U.S. Marketing") acquired 70% of the outstanding stock of the Company and its affiliate, TCE, for $15.1 million in cash in the first step of a two-step stock purchase.

  On January 7, 1999, U.S. Marketing entered into an agreement and plan of merger (the "Merger") with Source Information Management Company ("Source"), pursuant to which U.S. Marketing and its subsidiaries were merged with and into Source, and became a wholly-owned subsidiary of Source. In connection with the Merger, all of the capital stock of U.S. Marketing was exchanged for 3,400,000 shares of capital stock of Source. On January 7, 1999, prior to entering into the Merger, the majority stockholder of U.S. Marketing purchased the remaining outstanding minority interest in Brand and TCE, so that U.S. Marketing owned 100% of the stock of Brand and TCE at the closing.

  The affiliate arrangements as described in Note 5 will be amended upon consummation of the merger discussed above so that all continuing obligations will be similar to terms and conditions of agreements/arrangements with unaffiliated third parties.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of T.C.E. Corporation

  We have audited the accompanying balance sheet of T.C.E. Corporation as of December 31, 1997 and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of T.C.E. Corporation at December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                          /s/ Ernst & Young LLP

Vienna, Virginia
April 17, 1998

                               T.C.E. CORPORATION

                                 BALANCE SHEET

                                                                   DECEMBER 31,
                                                                       1997
                                                                   ------------
                    ASSETS
Current assets:
  Cash and cash equivalents......................................      $145,940
  Due from affiliate.............................................       591,135
  Prepaid expenses and other current assets......................        33,140
                                                                       --------
    Total current assets.........................................       770,215
Property and equipment, net......................................        15,671
Other assets.....................................................         5,541
                                                                       --------
    Total assets.................................................      $791,427
                                                                       ========
     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses..........................      $ 91,937
  Income tax payable.............................................        26,000
                                                                       --------
    Total current liabilities.....................................      117,937
Stockholders' equity:
  Common stock, no par value; 200 shares authorized, 150 shares..
  issued and outstanding.........................................           100
  Retained earnings..............................................       693,390
  Less: treasury stock, at cost; 25 shares.......................       (20,000)
                                                                       --------
    Total stockholders' equity...................................       673,490
                                                                        --------
    Total liabilities and stockholders' equity...................      $791,427
                                                                       ========


                            See accompanying notes.

                               T.C.E. CORPORATION

                            STATEMENTS OF OPERATIONS

                                                                   YEAR ENDED
                                                                   DECEMBER 31,
                                                                        1997
                                                                   ------------
Net revenues......................................................   $2,144,067
Cost of revenues..................................................      508,661
                                                                     ----------
 Gross profit.....................................................    1,635,406
Operating expenses:
  Selling, general and administrative expenses....................      699,485
                                                                     ----------
 Operating income.................................................      935,921
Interest (expense)......                                                     --
                                                                     ----------
Income before income tax provision................................      935,921
Income tax provision..............................................       42,514
                                                                     ----------
Net income........................................................   $  893,407
                                                                     ==========
Unaudited pro forma information:
  Net income before income tax provision..........................      935,921
  Pro forma income tax provision..................................      361,032
                                                                     ----------
  Pro forma net income (see Note 2)...............................   $  574,889
                                                                     ==========


                            See accompanying notes.

                               T.C.E. CORPORATION

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                         COMMON STOCK  TREASURY STOCK                  TOTAL
                         ------------- ---------------  RETAINED   STOCKHOLDERS'
                         SHARES AMOUNT SHARES  AMOUNT   EARNINGS      EQUITY
                         ------ ------ ------ --------  ---------  -------------
Balance at December 31,
 1996...................  150     100   (25)   (20,000)   560,384      540,484
  Net income............  --      --    --         --     893,407      893,407
  Distributions.........  --      --    --         --    (760,401)    (760,401)
                          ---    ----   ---   --------  ---------    ---------
Balance at December 31,
 1997...................  150     100   (25)   (20,000)   693,390      673,490
                          ===    ====   ===   ========  =========    =========

                            See accompanying notes.

                               T.C.E. CORPORATION

                            STATEMENTS OF CASH FLOWS


                                                                     YEAR ENDED
                                                                    DECEMBER 31,
                                                                        1997
                                                                    -----------
OPERATING ACTIVITIES
Net income........................................................    $ 893,407
Adjustments to reconcile net income to net cash provided by
 operating activities:
  Depreciation.....................................................      18,672
  Changes in operating assets and liabilities:
    Due from affiliate.............................................    (302,881)
    Prepaid expenses and other current assets......................     (33,140)
    Accounts payable and accrued expenses..........................      87,572
    Income tax payable..                                                 26,000
                                                                      ---------
Net cash provided by operating activities..........................     689,630
INVESTING ACTIVITIES
Purchases of property and equipment................................          --
                                                                      ---------
Net cash used in
 investing activities..............................................          --
FINANCING ACTIVITIES
Loan from stockholders.............................................          --
Repayment of loan from stockholders................................          --
Distributions to stockholders......................................    (760,401)
                                                                      ---------
Net cash used in financing activities..............................    (760,401)
                                                                      ---------
Net increase (decrease) in cash and cash equivalents...............     (70,771)
Cash and cash equivalents at  beginning of period..................     216,711
                                                                      ---------
Cash and cash equivalents at end of period.........................     145,940
                                                                      =========
Supplemental disclosures of cash flow information:
Interest paid......................................................   $      --
                                                                      =========
Income taxes paid...................................................  $  16,140
                                                                      =========


                            See accompanying notes.

                              T.C.E. CORPORATION

                       NOTES TO THE FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

1. BUSINESS AND ORGANIZATION

  T.C.E. Corporation ("TCE" or the "Company") is a Delaware corporation organized in 1978, under Subchapter S of the Internal Revenue Code (the "Code"), to provide trucking and consulting services, and warehousing space to primarily one customer, Brand Manufacturing Corp. ("Brand"), a company affiliated by common ownership and control.

  Brand designs and manufactures custom in-store merchandising units and point-of-purchase displays for a wide range of retail store chains and product manufacturers. For many of its retail store clients, Brand also invoices the retailers' suppliers and coordinates the collection of payments on these invoices.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Revenue Recognition

  The Company generally recognizes trucking revenues as shipments are completed assuming that collection of the receivable is probable and the Company has no significant remaining obligations. Consulting and warehousing revenues are earned and recognized as services are rendered.

 Cash and Cash Equivalents

  The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation and amortization is calculated on a straight-line basis over estimated useful lives of the related assets, which range from three to seven years.

 Impairment of Long-Lived Assets

  The Company reviews the recoverability of long-lived assets, whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable, in accordance with criteria established by Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets". A loss is recognized for the difference between the carrying amount and the estimated fair value of the asset. The Company made no adjustment to the carrying values of the assets during the year ended December 31, 1997.

 Fair Value of Financial Instruments

  The carrying value of the Company's financial instruments, including cash and cash equivalents, receivables from the affiliate, and accounts payable, approximate fair value.

 Concentration of Credit Risk and Other Risks

  Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and receivables from the affiliate. The Company places its cash and cash equivalents with high credit quality financial institutions and investment grade short-term investments, which limit the amount of credit exposure.

  For receivables from the affiliate, the Company does not require collateral, as transactions giving rise to this account only occur with the affiliated company, Brand. TCE has not recorded any reserves with respect to receivables from affiliate as it has historically not experienced any credit losses.

                               T.C.E. CORPORATION

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 Income Taxes

  Historically, the Company has elected, by the consent of its stockholders, to be taxed under the provisions of Subchapter S of the Internal Revenue Code (the "Code"). Under the provisions of the Code, the stockholders include the Company's corporate income in their personal income tax returns. Accordingly, the Company was not subject to corporate income tax during the period for which it was an S Corporation. Certain states, in which the Company does business, do not accept certain provisions under Subchapter S of the Code, and as a result, income taxes in these states are a direct responsibility of the Company.

  The unaudited pro forma income tax information included in the statements of operations is presented in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as if the Company had been subject to federal and certain state income taxes for the year ended December 31, 1997.

 Use of Estimates

  The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. DUE FROM AFFILIATE

  The Company provides trucking services to customers of Brand, an affiliated company. Brand collects the trucking service fees from its customers and remits the amounts to the Company. Additionally, the Company provides consulting and warehousing services to Brand, for which the Company recorded revenues of approximately $571,500 during the year ended December 31, 1997.

4. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following:

                                                                   DECEMBER 31,
                                                                        1997
                                                                  ------------
   Trucks.....................................................        $ 207,824
   Furniture and equipment....................................            4,527
                                                                      ---------
                                                                        212,351
   Less accumulated depreciation..............................         (196,680)
                                                                      ---------
                                                                      $  15,671
                                                                      =========

                              T.C.E. CORPORATION

5. COMMITMENTS

  The Company rents certain warehouse space in New Jersey under a month-to-month arrangement. Rent expense was approximately $245,000 for the year ended December 31, 1997.

6. EVENTS (UNAUDITED) SUBSEQUENT TO DATE OF INDEPENDENT AUDITORS' REPORT

  On May 20, 1998, U.S. Marketing Services, Inc. ("U.S. Marketing") acquired 70% of the outstanding stock of the Company and its affiliate, Brand, for $15.1 million in cash in the first step of a two-step stock purchase.

  On January 7, 1999, U.S. Marketing entered into an agreement and plan of merger (the "Merger") with Source Information Management Company ("Source"), pursuant to which U.S. Marketing and its subsidiaries were merged with and into Source, and became a wholly-owned subsidiary of Source. In connection with the Merger, all of the capital stock of U.S. Marketing was exchanged for 3,400,000 shares of capital stock of Source. On January 7, 1999, prior to entering into the Merger, the majority stockholder of U.S. Marketing purchased the remaining outstanding minority interest in Brand and TCE, so that U.S. Marketing owned 100% of the stock of Brand and TCE at the closing.

  The affiliate arrangements as described in Note 3 will be amended upon consummation of the merger discussed above so that all continuing obligations will be similar to terms and conditions of agreements/arrangements with unaffiliated third parties.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION



On January 7, 1999, the Source Information Management Company, Inc. (Source) acquired U.S. Marketing Services, Inc. (US Marketing), the holding company of Brand Manufacturing Corporation (Brand) and T.C.E. Corporation (TCE) for 1,926,719 shares of common stock and 1,473,281 shares of preferred stock (one for one conversion to common stock) with a market value of $26,282,000. The market value was calculated using a price per share of $7.73 which was approximately the average value based on the quoted market price of the security before and after the acquisition agreement was reached and publicly announced. The acquisition has been accounted for under the purchase method of accounting. The Pro Forma information has been presented as if the shares of preferred stock were converted to common stock in a one for one exchange.



On May 20, 1998, US Marketing acquired 70% of the voting shares of Brand and TCE in a business combination accounted for as a purchase.



The Pro Forma Condensed Combined Balance Sheet was prepared as if the above transaction occurred on October 31, 1998, combining the balance sheets of Source at October 31, 1998 with that of US Marketing at December 31, 1998.


The Pro Forma Condensed Combined Statement of Operations give effect to the above transaction as if it had occurred at the beginning of the earliest period presented.

The following periods are presented:

                       Nine months ended October 31, 1998
--------------------------------------------------------------------------------


Source                     February 1, 1998 through October 31, 1998
Combined Brand and TCE     January 1, 1998 through May 20, 1998
                           (date of acquisition)

US Marketing               March 25, 1998 (date of inception) through
                           September 30, 1998
------------------------------------------ -------------------------------------


                           Year Ended January 31, 1998
--------------------------------------------------------------------------------

Source                     February 1, 1997 through January 31, 1998
Brand                      January 1, 1997 through December 31, 1997
TCE                        January 1, 1997 through December 31, 1997
------------------------------------------ -------------------------------------

The Pro Forma Condensed Combined Financial Information is unaudited and not necessarily indicative of the consolidated results which actually would have occurred if the above transaction would have been consummated at the beginning of the periods presented, nor does it purport to present the future financial position and results of operations for future periods. The Pro Forma Condensed Consolidated Financial Information gives effect to the acquisition and is based upon estimated allocations of the purchase price and includes all adjustments described in the notes there to.

                        UNAUDITED PRO FORMA BALANCE SHEET
                             AS OF OCTOBER 31, 1998
                             (Dollars in Thousands)



                                                        Historical        US            Pro Forma
                                                          Source      Marketing        Adjustments        Pro Forma
-------------------------------------------------------------------------------------------------------------------
ASSETS
CURRENT
    Cash                                                   $      8      $    468      $   --              $    476
    Trade receivables, net of allowance                      28,639         2,589          --                31,228
    Inventory                                                  --           3,009           500(3)            3,509
    Other current assets                                        146         1,022          --                 1,168
-------------------------------------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                         28,793         7,088           500              36,381
-------------------------------------------------------------------------------------------------------------------
PROPERTY, PLANT AND EQUIPMENT, net                            1,087           182          --                 1,269
-------------------------------------------------------------------------------------------------------------------
OTHER ASSETS
    Goodwill, net of accumulated amortization                 5,410        13,732         9,397(1)(3)        28,539
    Other                                                       168           473          (390)(2)             251
-------------------------------------------------------------------------------------------------------------------
TOTAL OTHER ASSETS                                            5,578        14,205         9,007              28,790
-------------------------------------------------------------------------------------------------------------------
                                                           $ 35,458      $ 21,475      $  9,507            $ 66,440
===================================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT
    Checks issued against future deposits                  $  3,779      $   --        $   --              $  3,779
    Notes payable                                              --          17,500       (17,500)(1)            --
    Accounts payable and accrued expenses                     1,290         3,983        (1,500)(1)           3,773
    Income taxes payable                                        299          --            --                   299
    Due to retailers                                            918         1,142          --                 2,060
    Deferred income taxes                                       867          --            --                   867
    Due to stockholders/officers                               --             575          --                   575
    Current maturities of long-term debt                          7            60          --                    67
-------------------------------------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                                     7,160        23,260       (19,000)             11,420
LONG-TERM DEBT, less current maturities                       5,042           240          --                 5,282
DEFERRED INCOME TAXES                                            33          --             200(3)              233
-------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                            12,235        23,500       (18,800)             16,935
-------------------------------------------------------------------------------------------------------------------
MINORITY INTEREST                                              --             289          (289)(1)            --
-------------------------------------------------------------------------------------------------------------------
STOCKHOLDERS' EQUITY
    Contributed capital:
       Common Stock                                              96             5            29(4)              130
       Additional paid-in capital                            18,791           128        26,120(5)           45,039
-------------------------------------------------------------------------------------------------------------------
    Total contributed capital                                18,887           133        26,149              45,169
    Retained earnings                                         4,377        (2,447)        2,447(6)            4,377
-------------------------------------------------------------------------------------------------------------------
    Total contributed capital and retained earnings          23,264        (2,314)       28,596              49,546
    Less Treasury Stock                                         (41)         --            --                   (41)
-------------------------------------------------------------------------------------------------------------------
TOTAL STOCKHOLDERS' EQUITY                                   23,223        (2,314)       28,596              49,505
-------------------------------------------------------------------------------------------------------------------
                                                           $ 35,458      $ 21,475      $  9,507            $ 66,440
===================================================================================================================

                   NOTES TO UNAUDITED PRO FORMA BALANCE SHEET
                             (Dollars in Thousands)



-------------------------------------------------------------------------------------------------------------------
(1)   To record additional cash contribution to additional paid in capital by
      principal shareholder to reflect the following:                                                     $ 22,380
      (i)  repayment of the bank loan                                                                      (17,500)
      (ii) repayment of accrued expenses                                                                    (1,500)
      (iii)elimination of minority interest in Brand and TCE                                                  (289)
      (iv) goodwill on the additional investment in Brand and TCE                                           (3,091)
-------------------------------------------------------------------------------------------------------------------
      Net additional cash                                                                                 $      -
                                                                                                          ========

      The principal shareholder is still obligated to pay any remaining principal and interest on the bank loan at the closing date. Prior to the merger, the principal shareholder contributed funds to repay the bank loan and accrued expenses and to purchase the 30% minority interest.
-------------------------------------------------------------------------------------------------------------------
(2)   To record the write-off of deferred loan costs                                                      $   (390)
-------------------------------------------------------------------------------------------------------------------
(3)   To reflect the acquisition of US Marketing and the allocation of purchase price on the basis of the fair values of the assets acquired and liabilities assumed. The components of the purchase price and its allocation are as follows:
         Market value of Source common stock issued                                                       $ 26,282
         Allocation of purchase price:
              Stockholders' equity of US Marketing [(2,314) + 22,380 - 390]                                (19,676)
              Increase in inventory to fair value                                                             (500)
              Increase in deferred taxes                                                                       200
-------------------------------------------------------------------------------------------------------------------
         Cost in excess of net assets acquired                                                            $  6,306
                                                                                                         =========
(4) To reflect:
      (i)  the par value of Source common stock issued                                                    $     34
      (ii) the elimination of historical equity balance of US Marketing                                         (5)
-------------------------------------------------------------------------------------------------------------------
                                                                                                          $     29
(5) To reflect:
      (i)  the excess of the market value over the par value of the Source
           common stock issued                                                                            $ 26,248
      (ii) the additional cash contribution by principal shareholder                                        22,380
      (iii)the elimination of the additional contributions                                                 (22,380)
      (iv) the elimination of the historical equity balance of US Marketing
                                                                                                              (128)
-------------------------------------------------------------------------------------------------------------------
                                                                                                         $  26,120
                                                                                                         =========
(6)   To reflect the elimination of historical equity balances of US Marketing                           $   2,447
                                                                                                         =========
-------------------------------------------------------------------------------------------------------------------

                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                       NINE MONTHS ENDED OCTOBER 31, 1998
                             (Dollars in Thousands)



                                            Historical       Combined           US         Pro Forma
                                              Source      Brand and TCE     Marketing     Adjustments     Pro Forma
--------------------------------------------------------------------------------------------------------------------
NET REVENUES                                  $11,136          $6,078        $  6,391          $   -         $23,605

COST OF REVENUES                                4,797           3,589           3,467              -          11,853
--------------------------------------------------------------------------------------------------------------------

GROSS PROFIT                                    6,339           2,489           2,924              -          11,752

SELLING, GENERAL AND ADMINISTRATIVE
    EXPENSE                                     1,833           1,618           3,150          $ 120(1)        6,721
--------------------------------------------------------------------------------------------------------------------

OPERATING INCOME (LOSS)                         4,506             871            (226)          (120)          5,031
--------------------------------------------------------------------------------------------------------------------

OTHER INCOME (EXPENSE)
    Interest income                                22              10              25              -              57
    Interest expense                             (265)              -            (566)           561(2)         (270)
    Other                                          (9)             14             (33)            19(3)           (9)
--------------------------------------------------------------------------------------------------------------------

TOTAL OTHER INCOME (EXPENSE)                     (252)             24            (574)           580            (222)
--------------------------------------------------------------------------------------------------------------------

MINORITY INTEREST IN INCOME                         -               -             160           (160)(4)           -
--------------------------------------------------------------------------------------------------------------------

INCOME TAX EXPENSE                              1,778              30             511           (299)(5)       2,020
--------------------------------------------------------------------------------------------------------------------

NET INCOME (LOSS)                            $  2,476         $   865         $(1,471)        $  919         $ 2,789
--------------------------------------------------------------------------------------------------------------------

EARNINGS PER SHARE
    Basic                                    $    .28                                                        $   .23
    Diluted                                  $    .27                                                        $   .22
--------------------------------------------------------------------------------------------------------------------

WEIGHTED AVERAGE NUMBER OF SHARES
    OUTSTANDING
       Basic                                    8,783                                                         12,183
       Diluted                                  9,248                                                         12,648
--------------------------------------------------------------------------------------------------------------------

                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                           YEAR ENDED JANUARY 31, 1998
                             (Dollars in Thousands)


                                               Historical                                  Pro Forma
                                                 Source         Brand           TCE        Adjustments    Pro Forma
---------------------------------------------------------------------------------------------------------------------
NET REVENUES                                     $11,804       $17,457        $2,144        $      -        $31,405

COST OF REVENUES                                   5,861        10,813           509               -         17,183
---------------------------------------------------------------------------------------------------------------------

GROSS PROFIT                                       5,943         6,644         1,635               -         14,222

SELLING, GENERAL AND ADMINISTRATIVE
    EXPENSE                                        2,351         4,979           699          (1,747)(1)       6,282
---------------------------------------------------------------------------------------------------------------------

OPERATING INCOME (LOSS)                            3,592         1,665           936           1,747          7,940
---------------------------------------------------------------------------------------------------------------------

OTHER INCOME (EXPENSE)
    Interest income                                   21            28             -               -             49
    Interest expense                                (714)          (23)            -               -           (737)
    Other                                            (79)           69             -               -            (10)
---------------------------------------------------------------------------------------------------------------------

TOTAL OTHER INCOME (EXPENSE)                        (772)           74             -               -           (698)
---------------------------------------------------------------------------------------------------------------------

INCOME TAX EXPENSE                                 1,231            73            43           1,695(5)       3,042
---------------------------------------------------------------------------------------------------------------------

NET INCOME                                     $   1,589      $  1,666       $   893         $    52        $ 4,200
---------------------------------------------------------------------------------------------------------------------

DIVIDEND ON PREFERRED STOCK                    $    (110)                                                   $  (110)
---------------------------------------------------------------------------------------------------------------------

NET INCOME AVAILABLE TO
    COMMON SHAREHOLDERS                        $    1,479                                                    $ 4,090
---------------------------------------------------------------------------------------------------------------------

EARNINGS PER SHARE
    Basic                                      $     .23                                                    $   .41
    Diluted                                    $     .22                                                    $   .41
---------------------------------------------------------------------------------------------------------------------

WEIGHTED AVERAGE NUMBER OF SHARES
    OUTSTANDING
       Basic                                       6,562                                                      9,962
       Diluted                                     6,694                                                     10,094
---------------------------------------------------------------------------------------------------------------------

              NOTES TO UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
                             (Dollars in Thousands)


The Pro Forma Combined Statements of Operations reflect the adjustments for the Acquisitions as of February 1, 1997.



                                                                                    Nine months
                                                                                       ended           Year ended
                                                                                  October 31, 1998   January 31, 1998
---------------------------------------------------------------------------------------------------------------------
(1)   To reflect:

      (i)  portion of compensation expense for executive officers on the basis of current arrangements as if they were effective February 1, 1997
                                                                                       $(622)            $(2,911)

      (ii) amortization of goodwill arising from the acquisition of US
           Marketing, for the period prior to the acquisition
           (estimated life 20 years)                                                     742               1,164
--------------------------------------------------------------------------------------------------------------------
                                                                                       $ 120             $ 1,747
                                                                                       =====             =======

(2) To reflect the elimination interest expense related to US
      Marketing for the period prior to the acquisition                                $ 561             $     -

(3) To reflect the elimination of the amortization of the deferred
      loan costs                                                                       $  19             $     -

(4)   To reflect the elimination of minority interests                                 $ 160             $     -


(5)   To adjust tax expense                                                            $(299)            $ 1,695

--------------------------------------------------------------------------------------------------------------------

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           THE SOURCE INFORMATION MANAGEMENT
                                           COMPANY




Date: June 9, 1999                    By: /s/ W. Brian Rodgers
                                          --------------------------
                                             W. Brian Rodgers
                                             Chief Financial Officer

                                 EXHIBIT INDEX


EXHIBIT NO. EXHIBIT

1.   Omitted - inapplicable.

2.1* Agreement and Plan of Merger, dated as of January 7, 1999, by and among Registrant, Source-U.S. Marketing Services, Inc., U.S. Marketing and the U.S. Marketing Shareholders, plus identification of omitted schedules and exhibits and agreement to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

2.2* Asset Purchase Agreement, dated as of January 7, 1999, between Registrant and Yeager, plus identification of omitted schedules and exhibits and agreement to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.


4.*    Certificate of Designation of Class A Preferred Stock of Registrant.


16.    Omitted - inapplicable.

17.    Omitted - inapplicable.

20.    Omitted - inapplicable.


23.1** Consents of BDO Seidman, LLP.



23.2** Consent of Ernst & Young LLP.



23.3** Consent of Ernst & Young LLP.


24.    Omitted - inapplicable.

27.    Omitted - inapplicable.

99*    Registrant's Press Release issued January 11, 1999.



     *    Previously filed.

    **    Filed herewith.